UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ELITE ENERGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELITE ENERGIES, INC.
848 Stewart Drive, Suite 101
Sunnyvale, CA 94085

 December 7, 2012

To the Stockholders of ELITE ENERGIES, INC.:

The annual meeting of the Stockholders (the “Annual Meeting”) of Elite Energies, Inc., a Delaware corporation (the “Company”), will be held on Thursday, December 20, 2012, at 2 p.m., local time, at the office of Elite Energies, Inc., 848 Stewart Drive, Suite 101 Sunnyvale, CA 94085.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on the matters scheduled to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to vote your shares. We are providing the voting of your shares by mail and you can vote by executing and returning the enclosed proxy card in the prepaid envelope provided.  If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Annual Meeting, you may revoke such proxy at any time prior to the Annual Meeting by executing another proxy bearing a later date or providing written notice of such revocation to the Chairman of the Board of Directors of the Company.

/s/ Ai Huan Liu
Ai Huan Liu Chairwoman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of stockholders to be held on December 20, 2012: In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are now providing access to our proxy materials, including the proxy statement, our Annual Report for the 2012 fiscal year and a form of proxy relating to the annual meeting, over the internet. All stockholders of record and beneficial owners will have the ability to access the proxy materials at www.eliteenergiesinc.com. These proxy materials are available free of charge.

ELITE ENERGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 20, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Elite Energies, Inc., a Delaware corporation (the “Company”), will be held on Thursday, December 20, 2012, at 2:00 p.m., local time, at the office of Elite Energies, Inc., 848 Stewart Drive, Suite 101 Sunnyvale, CA 94085 for the following purposes:

1.
To elect ten (10) directors to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of Mah & Associates, LLP as the Company’s independent registered public accountants for fiscal year ending March 31, 2013;

3.	To consider and act upon such other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote in favor of each proposal.

Stockholders of record as of the Record Date (as defined below) are entitled to notice of, and to vote at, this Annual Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST FOR YOU TO VOTE YOUR SHARES.  YOU CAN VOTE YOUR SHARES BY:

●	Mail. Simply return your executed proxy in the enclosed postage paid envelope.

THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

By Order of the Board of Directors

December 7, 2012	/s/ Spencer Luo
Spencer Luo Chief Executive Officer and President

ELITE ENERGIES, INC.

ELITE ENERGIES, INC.
848 Stewart Drive, Suite 101
Sunnyvale, CA 94085

PROXY STATEMENT

GENERAL INFORAMTION

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of Elite Energies, Inc., a Delaware corporation (the “Company” or “Elite Energies”) for the Annual Meeting of the Stockholders (the “Annual Meeting”) to be held on Thursday, December 20, 2012 at the office of Elite Energies, Inc., 848 Stewart Drive, Suite 101 Sunnyvale, CA 94085.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to the stockholders is December 7, 2012.  The proxy materials are also available free of charge on the internet at http://www.eliteenergiesinc.com.   Stockholders are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, stockholders do not need to attend the annual meeting to vote.  Instead, stockholders may simply complete, sign and return the executed proxy card in the postage paid envelope to vote.

We will bear the expense of solicitation of proxies for the Annual Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only stockholders of record of our common stock, $0.000001 par value (the “Common Stock”), as of the close of business on December 5, 2012 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

Voting Stock

Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matter to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to the proposal, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting

The election of directors requires the approval of a plurality of the votes cast at the Annual Meeting. For purposes of the proposal, abstentions and broker “non-votes” will have no effect on the outcome.

If you are the beneficial owner, but not the registered holder of our shares, you cannot directly vote those shares at the Annual Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank.

If you wish to vote in person at the Annual Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Annual Meeting.

At the Annual Meeting, ballots will be distributed with respect to the proposal to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: “FOR,” “AGAINST” or “ABSTAIN”.

Proxies

The form of proxy solicited by the Board affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matters to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposal.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be affected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Chief Executive Officer at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting at the Annual Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors has any interest in the matters to be acted upon.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our amended and restated by-laws provide that the number of our directors shall be not less than one (1), as fixed from time to time in our by-laws or by our Board. The Board currently consists of ten (10) members, all of whom are standing for re-election.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the term of that director and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

The Board has recommended for re-election, Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, Tony Jiang. If elected at the annual meeting, these directors would serve until the end of their respective terms and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, Tony Jiang. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each of Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, Tony Jiang has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

Our directors and nominees, their ages, positions with Blue Bridge, the dates of their initial election or appointment as director are as follows:

Name	Position/Title with Elite Energies, Inc.	Age	Other Occupation	Director Since

Ai Huan Liu	Chairwoman	54	President of Chenzhou Xu Hui Gas Co.	2011

George Ma	Vice-Chairman	60	Chairman of Blue Bridge Capital, Inc.	2008

Spencer Luo	CEO, Director	47	President of CBS Building Supply, Inc	2008

Stephen Wan	CFO, Director	53	President of Stephen Wan Accountancy	2008

Miles Xu	Secretary, Director	43	President of SP Peripherals Inc	2008

Chung Tung Lim	Vice-President, COO, Director	49	President of Quality Home Building Supplies Company	2008

Lampo Joanna Cheung	Vice-President of Marketing, Director	45	Manager of CBS Building Supply, Inc.	2008

Tony Lee	Vice-President of Products Development, Director	43	President of K&K Machinery Inc	2008

Justin Luo	Vice-President of Technical Services, Director	52	President of Luo’s Construction	2008

Tony Jiang	Director	58	CEO of GPNP	2008

For information as to the shares of common stock beneficially owned by each nominee, see the section “Securities Ownership of Certain Beneficial Owners and Management, as to other Board Matters, see the section “Board Information.”

The following are biographical summaries for our nominees for election as directors:

Ai Huan Liu, Age 54, Chairwoman of the Board

Mrs. Liu, age 54, has over thirty years in management and marketing industry in China. Before joining the Company, Mrs. Liu was the Vice President of Chinese Business Association of Hunan Province since 2009. From 2005 to 2009, she was the founder and owner of Huihuan Consulting, Inc., an U.S. company founded by Mrs. Liu after she immigrated to United States from China with her family. From 2004 to 2005, she was the Vice President of Women’s Chamber of Commerce of Hunan Province. From 1990 to 2004, she was the Vice President of Federation of Industry and Commerce of Hunan Province. Before that, Mrs. Liu worked as the President of Chenzhou Xu Hui Gas Co., Ltd since 1988, the first acetylene manufacturing plant in Hunan province and the largest gas manufacturing plant company in Hunan Province, China producing various gas products to customers throughout the major cities over the southern part of China, such as Guangzhou, Zhuhai, Shaoguan, and Shenzhen.  Mrs. Liu graduated from Hunan Arts and Crafts Vocational College in 1979 with a Bachelor degree. Mrs. Liu is committed to devote 20% of her time in the Company’s business. We believe with Mrs. Liu’s extensive experience in the energy industry and her strong business relationships with provincial authorities in China, she will contribute exceptional value to the shareholders of Elite Energies.

George Ma, Age 60, Vice Chairman of the Board

Mr. Ma is one of our founders and has been the Chairman of our Board since 2008. He is a seasoned executive with many years of experience in creative marketing.  His career path started from film and television productions to working at a mass media advertising agency in Hong Kong. After immigrating to the United States in 1984, settling in California, he founded Infinitel Communications, Inc. which has later grown to be one of the largest Asian owned cellular and communications products retail chain stores in Northern California. In 2000, Mr. Ma and other investors formed Global Talker Inc. to tap into the global communication applications in the wireless market. Currently, Mr. Ma is also the Chairman of Apextalk Holdings, Inc., (“Apextalk”). Mr. Ma graduated from Hong Kong Technical College in 1972.  Mr. Ma is committed to devote 35% of his time in running our business.  We believe that Mr. Ma’s experience in management and US public company, as well as his educational background qualify him as the Chairman of the Board.

Spencer Luo, Age 47, President, CEO and Director

Mr. Luo has been our President, CEO and a member of our Board since 2008. He is a well-known real estate investment professional in residential and commercial properties. From 1996 to 1999, Mr. Luo was the Vice President of Operation at Honway International Company with a California pistachio processing capacity of over 150 containers each year. His major duties included signing processing contracts for “closed shell” pistachios for U.S. processors, monitoring processing facilities in China, and making corporate strategies for trading pistachios with Asian clients and U.S. processors. He joined Re/Max San Francisco from 2004 to 2007 as the Vice President of Sales and has received the Chairman Award with the franchise.  He is an active investor in projects such as telecommunications, and renewable energies for the last few years. Mr. Luo received a Bachelor’s degree in Business Administration from San Francisco State University in California in 1994.  Mr. Luo is committed to devote 65% of his time in running our business. We believe that Mr. Luo’s previous working experience as a Vice President and his knowledge in the renewable energies industry qualify him as the President, Chief Executive Officer and Director of our company.

Stephen Wan, Age 54, Chief Financial Officer, Treasurer and Director

Mr. Wan has been our Treasurer and a member of the Board since 2008. He is a Certified Public Accountant with the State of California. Mr. Wan has more than 20 years of accounting experience in diverse environments including a NYSE listed company, a foreign conglomerate, a regional public accounting firm and local tax consulting practice.  Since 2005, he has been managing a public accounting firm in the San Francisco Bay Area and serving as the CFO of Atman Hospitality Group, Inc., a company renowned for the development of pioneering green hotels. Mr. Wan received a Bachelor of Science degree from the University of Illinois in 1982. Mr. Wan is committed to devote 20% of his time in running our business. We believe that Mr. Wan’s accounting experience and his educational background qualify him to be the Chief Financial Officer, Treasurer and Director of our company.

Miles Xu, Age 44, Secretary and Director

Mr. Xu is one of our founders and has been our Secretary and Director since 2008. He has many years of sales and marketing experience in high technology area. After graduating from San Jose State University, Mr. Xu worked for several high tech companies in the Silicon Valley, California as Purchasing Manager and Vice President of Sales. While working at Suncrest, Inc, a company that sells computer peripherals such as CPUs, memories, hard drives, motherboards and other computer related products, Mr. Xu has successfully doubled the company’s monthly sales volume within six months during his tenure. In March 2004, Mr. Xu started and is currently operating his own company SP Peripherals Inc.  Mr. Xu is committed to devote 30% of his time in running our business. We believe that Mr. Xu’s experience in sales and marketing qualifies him as the Secretary and Director of our company.

Chung Tung Lim, Age 50, Vice President, COO and Director

Mr. Lim has been serving as our Vice President, COO and a member of the Board since 2008. In 1989, he immigrated to the United States and worked in various management positions before becoming a consultant for E-Four Flooring Co. in 2003. In 2004, he joined East Star Building Supply Co. as a consultant and in 2006, established Quality Home Building Supplies Company, a corporation distributing building materials in Portland, Oregon. As a consultant, his job responsibility include sourcing for building supplies, quality control, negotiate finance terms, and build royalty with suppliers. Mr. Lim manages our daily operations. Mr. Lim graduated from TaiShan Academy School, China, in 1981. Mr. Lim is committed to devote 65% of his time in running our business. We believe that Mr. Lim’s management experience and his educational background qualify him as the Vice President, Chief Operating Officer and Director of our company.

Lampo Joanna Cheung, Age 46, Vice President of Marketing and Director

Ms. Cheung is our Vice President of Marketing and Director. She joined us in March 2010 to develop a new cabinetry product line to further invigorate our growth. Since 2005, Ms. Cheung is a renowned entrepreneur and has set up and operated various businesses, including a wholesaler and retailer for cabinets and vanities. Ms. Cheung graduated with a BS degree in Business Administration at State University of San Francisco in 1997. Ms. Cheung is committed to devote 40% of her time in running our business. We believe that Ms. Cheung’s experience and skills in marketing and management and her educational background qualify her as the Vice President of Marketing and Director of our company.

Tony Lee, Age 44, Vice President of Products Development and Director

Mr. Lee has been our Vice President of Products Development and a member of the Board since 2008. He is the founder of K&K Machinery Inc., a fiber optic component and fiber conductor manufacturer, in the Silicon Valley of California. Since 1994, Mr. Lee has over 10 years of operation and marketing experience on fiber optic, semiconductor & telecommunication components.  His clientele are major brand-name companies in the valley, including Cisco, HP, JDSU, AMAT and many others. Mr. Lee invested into TLMS International, Inc. for opportunities in the communications and renewable energy businesses. Mr. Lee graduated from South China Institute of Technology, China, in 1987. Mr. Lee is committed to devote 30% of his time in running our business. We believe that Mr. Lee’s experience in production and management, as well as his educational background qualify him as the Vice President of Products Development and Director of our company.

Justin Luo, Age 53, Vice President of Technical Service and Director

Mr. Luo has been our Vice President of Technical Service and a member of the Board since 2008. He immigrated to the United States in 1989 and worked in the electrical field for various residential builders. In 1999, Mr. Luo earned his general and electrical contractor licenses from the State of California. Since then, he started his own residential development business, Luo’s Construction, to build residential houses. Mr. Luo has further advanced his professional knowledge and polished his skills by attending classes related to renewable energies organized by PG&E of California. Mr. Luo graduated from Guangzhou Electrical Technical College in Guangdong Province, China. Mr. Luo is committed to devote 30% of his time in running our business. We believe that Mr. Luo’s construction experience and knowledge in renewable energies industry, as well as his educational background qualify him as the Vice President of Technical Service and Director of our company.

Tony Jiang, Age 58, Director

Mr. Jiang has been a member of our Board since late 2008. He was running a successful electronic component manufacturing and distribution business in Hong Kong before he sold it and immigrated to the United States in 1992. In 2002, Mr. Jiang founded GPNP, a personal computer and telecom product import and export company in Silicon Valley, California. GPNP is also the sole representative in the U.S. of a domestic energy saving device manufactured by the Corona Technology, Inc. in Taiwan. In 2007, Mr. Jiang founded Advance Solar Corporation in Shanghai, China for the purpose of helping R&D firms in the United States further develop their products. Mr. Jiang graduated from King’s College, Hong Kong, in 1970. Mr. Jiang is committed to devote 20% of his time in running our business. We believe that Mr. Jiang’s experience and knowledge in the energy industry and his educational background qualify him as the Director of our company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF AI HUAN LIU, GEORGE MA, SPENCER LUO, STEPHEN WAN, MILES XU, CHUNG TUNG LIM,
LAMPO JOANNA CHEUNG, TONY LEE, JUSTIN LUO, TONY JIANG.

 PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The of the Board has appointed Mah & Associates, LLP as the Company’s independent registered public accountants for the fiscal year ending March 31, 2013. Services provided to the Company by our independent registered public accountants in fiscal 2011 are described under “Audit-Related Matters—Auditor Fees and Services,” below.

We are asking our stockholders to ratify the selection of Mah & Associates, LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Mah & Associates, LLP to our stockholders for ratification as a matter of good corporate practice.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT
OF AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDED MARCH 31, 2013

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Board. Even if the selection is ratified, the Board in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

CORPORATE GOVERNANCE
BOARD OF DIRECTORS

Meetings of the Board

Each director attended the 2012 Board meetings.  From time to time, the members of our Board act by unanimous written consent in accordance with Delaware law.  We do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, but we encourage all members of our Board to attend such meetings.

Board Committees

Our Board has not established any standing committees.  The Board has determined that such committees are not necessary since the Company is considered to be a smaller reporting company and the Board can perform such functions that might otherwise be performed by an audit, nominating or compensation committee.

Independence of the Board

Our Board is currently comprised of ten (10) members. Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, and Tony Jiang do not qualify as independent directors in accordance with the published listing requirements of the Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.

The Board’s Role in Risk Management

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Director’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive in its industry.

Effective risk oversight is an important priority of the Board.  The Board has implemented a risk governance framework to:

●	Understand critical risks in the Company’s business and strategy;
●	Allocate responsibilities for risk oversight among the full Board;
●	Evaluate the Company’s risk management process and see they are functioning adequately;
●	Facilitate open communication between management and directors; and
●	Foster an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, Company’s management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board monitors and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed. Directors are free to communicate directly with senior management.

The Board plays significant role in overseeing risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Board oversees the internal audit function and the Company’s ethics program, including the Code of Conduct. The Board members meet separately with the Company’s financial controller and representatives of the independent auditing firm.

Vote Required and Board’s Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

Board Leadership Structure and Risk Oversight

We administer our risk oversight function through our Board. Our Board is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board.

Stockholder Communications

The Board welcomes communications from our stockholders, and maintains a process for stockholders to communicate with the Board. Stockholders who wish to communicate with the Board may send a letter to Ai Huan Liu, the Chairwoman of the Board, at 848 Stewart Drive, Suite 101, Sunnyvale, CA 94085. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by Ms. Liu and submitted to the entire Board no later than the next regularly scheduled Board meeting.

Annual Meetings

We have no policy with respect to director attendance at annual meetings but we encourage every director and executive officer to attend our annual meetings. Our directors George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, and Tony Jiang attended last year’s annual meeting.

Compensation of Directors

Directors who also serve as employees of the Company do not receive payment for services as directors. The Chairman of the Board is responsible for reviewing and making decisions regarding all matters pertaining to fees and retainers paid to Directors of the Board. The directors may engage consultants or advisors in connection with their compensation review and analysis. The directors did not engage any consultants during fiscal year 2012.

In making non-employee Director’s compensation decisions, the Chairwoman of the Board takes various factors into consideration, including, but not limited to, the responsibilities of Directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable corporations.

We do not currently compensate our one non-employee director. We may establish certain compensation plans (e.g. options, cash for attending meetings, etc.) with respect to directors in the future.

The following table sets forth information concerning cash and non-cash compensation paid by the Company to its directors during the last fiscal year ended March 31, 2012.

DIRECTOR COMPENSATION

Name and Principal Position	Year Ended March 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ai Huan Liu
Chairwoman	2012	-	-	-	-	-	-	-	-
of the Board	2011	-	-	-	-	-	-	-	-
of Directors
(1)

George Ma
Vice Chairman of	2012	0	0	0	0	0	0	0	0
the Board of	2011	0	0	0	0	0	0	0	0
Directors

Spencer Luo
President,	2012	0	0	0	0	0	0	0	0
CEO and	2011	0	0	0	0	0	0	0	0
Director

Stephen Wan
CFO,	2012	0	0	0	0	0	0	0	0
Treasurer	2011	0	0	0	0	0	0	0	0
and Director

Miles Xu
Secretary	2012	0	0	0	0	0	0	0	0
and Director	2011	0	0	0	0	0	0	0	0

Chung Tung
Lim
Vice
President,	2012	0	0	0	0	0	0	0	0
COO and	2011	0	0	0	0	0	0	0	0
Director

Lampo Joanna
Cheung
Vice
President of	2012	0	0	0	0	0	0	0	0
Marketing	2011	0	0	0	0	0	0	0	0
and Director

Tony Lee
Vice
President of
Products	2012	0	0	0	0	0	0	0	0
Development	2011	0	0	0	0	0	0	0	0
and Director

Justin Luo
Vice
President of
Technical	2012	0	0	0	0	0	0	0	0
Service and	2011	0	0	0	0	0	0	0	0
Director

Tony Jiang	2012	0	0	0	0	0	0	0	0
Director	2011	0	0	0	0	0	0	0	0

The directors will also be reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of the Board and committees on which they serve.

Retirement, Post-Termination and Change in Control

We have no retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our Board may recommend adoption of one or more such programs in the future.

EXECUTIVE OFFICERS

General

Certain information concerning our executive officers as of the date of this proxy statement is set forth below. Officers are elected annually by the Board and serve at the discretion of the Board.

Name	Age	Position
Spencer Luo	46	President, Chief Executive Officer

Stephen Wan	52	Chief Financial Officer, Treasurer

Miles Xu	42	Secretary

Chung Tung Lim	48	Vice President, Chief Operating Officer

Lampo Joanna Cheung	44	Vice President of Marketing

Tony Lee	42	Vice President of Products Development

Justin Luo	51	Vice President of Technical Service

The biographical summary of each of the executive officers listed above can be found above in “Proposal One.”

Certain Relationships and Related Transactions

Other than Justin Luo and Spencer Luo being brothers, no other family relationship exists between any director, executive officer, or any person contemplated to become such.

The Company had sales of $111,651 to an entity that is wholly-owned by a shareholder of the Company during the six months ended September 30, 2012 and had sales of $15,976 to this entity during the six months ended September 30, 2011.  The Company had purchases of $1,210 from this entity during the six months ended September 30, 2012. The Company sold property and equipment to this entity for $5,000 on August 2012. The Company had a receivable of $18,488 from the same entity on September 30, 2012. The Company also had a receivable of $1,360 and a payable of $23,823 to the same entity on March 31, 2012.

The Company also had sales of $4,540 to an entity which is 95% owned by a Director of the Company during the six months ended September 30, 2012 and had sales of $11,530 to the same entity during the six months ended September 30, 2011. The Company had a receivable of $3,850 and $3,628 from the same entity on September 30, 2012 and March 31, 2012, respectively.

The Company had purchases of $50,517 from and sales of $875 to an entity that is wholly-owned by the wife of a Director of the Company during the six months ended September 30, 2012. The Company also had purchases of $31,712 from and sales of $3,787 to the same entity during the six months ended September 30, 2011. The Company had a receivable of $875 from the same entity on September 30, 2012 and had a payable of $6,989 to the same entity on March 31, 2012.

The Company had payables of $9,270 to an entity wholly-owned by an officer of the Company on September 30, 2012 for accounting services rendered and recorded $14,780 of professional service expenses during the six months ended September 30, 2012. The Company recorded $12,645 of accounting services expenses during the six months ended September 30, 2011. The Company also had payables of $500 to this same entity on March 31, 2012. Further, the Company recorded $598 and $978 of professional service expenses related to compliance fillings during the six months ended September 30, 2012 and 2011, respectively. The Company also had payable of $418 to this same entity on March 31, 2012.

The Company had purchases of $893 from and sales of $32,577 to Whole New Concept, an entity that is wholly-owned by Steven Leung, a shareholder of the Company during the year ended March 31, 2012 and had a receivable of $1,360 and payable of $23,823 as of March 31, 2012. The Company paid $720 to this same entity for leasehold improvement during the year ended March 31, 2012.  The Company had a payable of $23,736 and sales of $12,503 to this entity as of and during the year ended March 31, 2011.

The Company also had sales of $13,105 to CBS Building Supply Inc., a company which is 95% owned by Lampo Joanna Cheung, a director of the Company during the year ended March 31, 2012 and had a receivable of $3,628 as of March 31, 2012. The Company also had a receivable of $11,556 and sales of $51,658 to this entity as of and during the year ended March 31, 2011.

The Company had purchases of $55,657 from and sales of $5,446 to Quality Home Building Supplies, an entity that is wholly-owned by the wife of Chung Tung Lim, a director of the Company during the year ended March 31, 2012 and had a payable of $6,989 as of March 31, 2012. The Company had purchases of $19,852 from and sales of $38,847 to the same entity during the year ended March 31, 2011.

The Company had a payable of $500 to Stephen Wan Accountancy Corporation, a firm wholly-owned by Stephen Wan, an officer of the Company for accounting services rendered and recorded $27,425 of professional service expenses during the year ended March 31, 2012.The Company had a payable of $2,115 and accrued expenses of $10,260 to the firm for accounting services rendered and recorded $25,470 of professional service expenses during the year ended March 31, 2011. The Company also had payables of $418 to Global Business Connections, another entity majority-owned by Stephen Wan for professional services rendered and recorded $2,232 of professional service expenses related to compliance fillings during the year ended March 31, 2012. The Company also had a payable of $272 and accrued expenses of $120 to this same entity for professional services rendered and recorded $2,315 of professional service expenses related to compliance fillings during the year ended March 31, 2011.

The Company had sales of $13,152 to Luo’s Construction, an entity wholly-owned by Justin Luo, a director of the Company during the year ended March 31, 2012 and had a receivable of $1,454 as of March 31, 2012.  The Company paid this entity $5,680 for leasehold improvements during the year ended March 31, 2012. The Company had a receivable of $4,126 and sales of $7,482 to this entity as of and during the year ended March 31, 2011.  The Company paid $300 to this entity for marketing expenses during the year ended March 31, 2011.

The Company had purchases of $549 from GPNP, Inc., an entity majority-owned by Tony Jiang, a director of the Company during the year ended March 31, 2012.

On March 31, 2010, QGBS had notes payable to Chung Tung Lim of $ 100,000 and to Spencer Luo of $20,000, two of the stockholders of QGBS, in the total amount of $120,000. These loans were outstanding from September 1, 2009 with 8% annual interest rate and due on demand.   Principal and/or interest payments were paid to Chung Tung Lim and Spencer Luo totaling $28,333 and $58,000 during the years ended March 31, 2012 and 2011, respectively. In addition, in January 2012, QGBS entered into promissory notes agreements with Spencer Luo and Steven Leung (another stockholder of QGBS) totaling $30,000 with 8% annual interest rate and due on demand.

In December 2010, the Company entered into promissory note agreements with George Ma, Spencer Luo, Stephen Wan, Justin Luo, Miles Xu, Tony Jiang, and Tony Lee , seven of its directors in the amount of $5,000 each, totaling $35,000. The Company paid $350 interest to each of these seven directors in December 2011. In December 2011, each of these loans from the seven directors was renewed to extend its maturity for one additional year from the original maturity date with the same terms.

Procedures for Approval of Related Party Transactions

Our policy is that our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions are then required to be reported under applicable SEC rules. Otherwise, we have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case-by-case basis.

A “Related Person” means:

●	any person who is, or at any time during the applicable period, was, a Director of the Company or a nominee for Director or an Executive Officer;
●	any person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock;
●
any immediate family member of any of the foregoing person, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-la, or sister-in-law of the Director, nominee for Director, Executive Officer or more than 5% beneficial owner of the Common Stock, and any person) other than a tenant or employee) sharing the household of such Director, nominee for Director, Executive Officer or more than 5% beneficial owner of the Common Stock; and

●
any firm, cooperation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 5, 2012, the names, addresses and number of shares of our common stock beneficially owned by all persons known to us to be beneficial owners of more than 5% of the outstanding shares of our common stock, and the names and number of shares beneficially owned by each of our directors and executive officers, and all of our executive officers and directors as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned). As of November 13, 2012, we had a total of 32,140,955 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Ai Huan Liu (3)	6,318,362	19.7%
Chung Tung Lim (4)	3,000,000	9.3%
George Ma (5)	2,025,000	6.3%
Tony Jiang (6)	900,000	2.8%
Justin Luo (7)	900,000	2.8%
Tony Lee (8)	1,275,000	4.0%
Miles Xu (9)	1,066,667	3.3%
Spencer Luo (10)	3,160,000	9.8%
Stephen Wan (11)	900,000	2.8%
Lampo Joanna Cheung (12)	900,000	2.8%
All Executive Officers and Directors as a group (10 persons)	20,445,029	63.6%

(1)
Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.  Except as otherwise indicated, the address of each of the individuals listed is c/o Elite Energies, Inc., 848 Stewart Drive, Suite 101, Sunnyvale, CA 94085.

(2)
Based on 32,140,955 shares of common stock issued and outstanding as of November 13, 2012.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Shares of Common Stock subject to securities exercisable for or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Including (1) 4,000,000 shares through HuiHuan Consulting, Inc. in which Mrs. Liu is the owner and (2) 2,065,001 shares owned by Mrs. Liu. Ai Huan Liu is also our Chairwoman of the Board.
(4)	Chung Tung Lim is our Vice President, Chief Operating Officer and Director.
(5)
Including (1) 1,275,000 shares through Genik Investment LLC in which Mr. Ma is the managing director and (2) 750,000 shares owned by his wife, Josephine Ma. George Ma is also our Vice Chairman of the Board.

(6)	All the 900,000 shares were owned through GPNP, Inc. in which Mr. Jiang is the managing director. Tony Jiang is also a member of our Board.
(7)	Justin Luo is our Vice President of Technical Service and Director.
(8)
Including (1) 900,000 shares owned through TLMS International, Inc. in which Mr. Lee is the managing director and (2) 375,000 shares owned by his wife, Emily Lee. Tony Lee is also our Vice President of Products Development and Director.

(9)	Miles Xu is our Secretary and Director.
(10)	Spencer Luo is our President, Chief Executive Officer and Director.
(11)	Stephen Wan is our Chief Financial Officer, Treasurer and Director.
(12)	Lampo Joanna Cheung is our Vice President of Marketing and Director.

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Executive Compensation

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended March 31, 2012 and 2011  in all capacities for the accounts of our current and former executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended March 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Spencer Luo
President,	2012	0	0	0	0	0	0	0	0
CEO and	2011	0	0	0	0	0	0	0	0
Director

Stephen Wan
CFO,	2012	0	0	0	0	0	0	0	0
Treasurer	2011	0	0	0	0	0	0	0	0
and Director

Miles Xu
Secretary	2012	0	0	0	0	0	0	0	0
and Director	2011	0	0	0	0	0	0	0	0

Chung Tung
Lim
Vice
President,	2012	0	0	0	0	0	0	0	0
COO and	2011	0	0	0	0	0	0	0	0
Director

Lampo Joanna
Cheung
Vice
President of	2012	0	0	0	0	0	0	0	0
Marketing	2011	0	0	0	0	0	0	0	0
and Director

Tony Lee
Vice
President of
Products	2012	0	0	0	0	0	0	0	0
Development	2011	0	0	0	0	0	0	0	0
and Director

Justin Luo
Vice
President of
Technical	2012	0	0	0	0	0	0	0	0
Service and	2011	0	0	0	0	0	0	0	0
Director

We do not have any plans to pay our officers and directors any compensation at this time.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through March 30, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during the period ending March 30, 2011by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer during the period ended March 31, 2012 under any LTIP.

Narrative Disclosure to the Summary Compensation Table

Compensation of Directors

Directors are permitted to receive fixed fees for their services as directors. The Board has the authority to fix the compensation of directors. No amounts have been paid to date to the directors in such capacity.   We anticipate paying the directors the compensation when the Company becomes more profitable.

Employment Agreements

On April 10, 2011, we entered into a director agreement (the “Director Agreement”) with Mrs. Ai Huan Liu with no definite term. Pursuant to the terms of the Director Agreement, Mrs. Liu will not receive a fee for attending each Board meeting or meeting of a committee of the Board. However, she will be reimbursed for her reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. Mrs. Liu will not receive any annual salary as compensation for her services in the Board.

Pension Benefits

We do not provide our named executive officers a defined benefit plan in connection with their retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not provide our named executive officers any compensation pursuant to a nonqualified plan.

Severance and Change of Control Agreements

We do not have any agreements or arrangements providing for payments to an executive officer in connection with any termination of the officer's employment or change of control of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (“10% Stockholders”), to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% Stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended March 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and 10% Stockholders were complied with.

Code of Ethics

The Company has not adopted a Code of Ethics.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of the directors or executive officers has been involved in any legal proceedings that are material to the evaluation of their ability or integrity.

Family Relationship

Other than Justin Luo and Spencer Luo being brothers, no other family relationship exists between any director, executive officer, or any person contemplated to become such.

AUDIT –RELATED MATTERS-AUDIT FEES AND SERVICES

Mah & Associates, LLP served as our independent auditors for the year ended March 31, 2012. We have selected Mah & Associates as our independent auditors for the year ending March 31, 2013.  The Board pre-approves all services performed by our principal auditor. We anticipate that a representative of Mah & Associates, LLP will be available at the annual meeting to answer appropriate questions from our shareholders and the Board related to the audited and reviewed financial statements in 2013.  At the annual meeting our auditor will have the opportunity to make a statement if they do desire and a representative is expected to be available to respond to questions.

Mah & Associates, LLP served as our independent auditors for the years ended December 31, 2012 and 2011. The Board pre-approves all services performed by our principal auditor.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

Audit Fees

For the Company’s fiscal years ended March 31, 2012 and 2011, we were billed approximately $51,056 and $60,507, respectively, for professional services rendered for the audit and review of our financial statements.

Audit Related Fees

There were no fees for audit related services for the years ended March 31, 2012 and 2011.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tax Fees

The Company did not retain any professional services rendered for tax compliance, tax advice, and tax planning by our principal accountant for the fiscal years ended March 31, 2012 and 2011.

All Other Fees

The Company did not incur any other fees related to services rendered by our principal accountant for the fiscal years ended March 31, 2012 and 2011.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

- approved by our audit committee; or

- entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular  service,  the  audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

We do not have an audit committee.  Our entire board of directors pre-approves all services provided by our independent auditors.

The pre-approval process has just been implemented in response to the new rules. Therefore, our board of directors does not have records of what percentage of the above fees were pre-approved.  However, all of the above services and fees were reviewed and approved by the entire board of directors either before or after the respective services were rendered.

Delivery of Documents to Stockholders Sharing an Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or proxy statement mailed to you, please submit a written request to Investor Relations, Elite Energies, Inc., 848 Stewart Drive, Suite 101, Sunnyvale, CA 94085,we will provide without charge to each person requesting a copy of our proxy statement, 2011 Annual Report or annual report on Form 10-K for the year ended March 31, 2012, including the financial statements filed therewith.  We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this proxy statement, as well as our 2011 Annual Report and annual report on Form 10-K for the year ended March 31, 2012, are available on our Internet website at www.eliteenergiesinc.com.

Submission of Stockholder Proposals

Proposals of stockholders intended for presentation at our 2013 annual meeting of stockholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive office by March 31, 2013 and comply with the requirements of Rule 14a-8(e) promulgated under the Exchange Act.  If a stockholder intends to submit a proposal at our 2013 annual meeting of stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must provide appropriate notice to us not later than June 15, 2013 in order to be considered timely submitted within the meaning of Rule 14a-4(c) of the Exchange Act.   As to all such matters which we do not have notice on or prior to June 15, 2013, discretionary authority shall be granted to the persons designated in our proxy related to the 2013 annual meeting of stockholders to vote on such proposal.

Other Matters

Other than as described above, our Board knows of no matters to be presented at the annual meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this proxy statement do properly come before the meeting or any adjournment thereof.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains the reports, proxy and information statements and other information regarding Elite Energies, Inc. that we have filed electronically with the SEC. The address of the SEC’s internet site is http://www.sec.gov.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended March 31, 2012, which has been filed with the SEC pursuant to the Securities Exchange Act of 1934, is available on our Internet website at www.eliteenergiesinc.com. with this Proxy Statement. Copies of this Proxy Statement and/or the Annual Report, as well as copies of any Quarterly Report may be obtained without charge upon written request to Elite Energies, Inc. at 848 Stewart Drive, Suite 101, Sunnyvale, CA 94085, or on the SEC’s internet website at www.sec.gov specific request. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request.

By Order of the Board of Directors,

Dated: December 7, 2012	/s/ Ai Huan Liu
AI HUAN LIU
Chairwoman of the Board

PROXY

ELITE ENERGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 20, 2012

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, Tony Jiang, individually or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held on Thursday, December 20, 2012 at 2:00 p.m., local time, at the office of Elite Energies, Inc., 848 Stewart Drive, Suite 101 Sunnyvale, CA 94085.

This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR the proposals and in the proxies’ discretion upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

(To Be Signed on Reverse Side.)

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

FOR THE MATTER SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR all nominees:

1.	ELECTION OF DIRECTORS. Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, Tony Jiang
☐FOR all nominees, listed above (except as specified below). ☐WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

2.	RATIFICATION OF AUDITOR. To ratify the appointment of Mah & Associates, LLP as the Company’s independent registered public accountants for fiscal year ending March 31, 2013
☐FOR the ratification of Mah & Associates, LLP. ☐AGAINST the ratification of Mah & Associates, LLP. ☐ABSTAIN

3.	OTHER BUSINESS. To consider and act upon such other business as may properly come before the Annual Meeting.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ELITE ENERGIES, INC.
848 Stewart Drive, Suite 101
Sunnyvale, CA 94085

**Important Notice Regarding the Availability of Proxy Materials**

for the

2011 Annual Meeting of Stockholders

to Be Held on

December 20, 2012

The proxy statement and annual report on Form 10-K are available at www.eliteenergiesinc.com.com

Meeting Information		How to Vote

Date:	December 20, 2012	To vote, simply complete and mail the proxy card. Alternatively, you may elect to vote in person at the annual meeting. You will be given a ballot when you arrive.
Time:	2:00 PM (PT)

Location:	Elite Energies, Inc., 848 Stewart Drive, Suite 101 Sunnyvale, CA 94085.

Voting Items

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of four directors for a term of one year or until the next annual meeting of stockholders

Nominees:	Ai Huan Liu, George Ma, Spencer Luo, Stephen Wan, Miles Xu, Chung Tung Lim, Lampo Joanna Cheung, Tony Lee, Justin Luo, Tony Jiang

☐FOR all nominees, listed above (except as specified below). ☐WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

2.	RATIFICATION OF AUDITOR. To ratify the appointment of Mah & Associates, LLP as the Company’s independent registered public accountants for fiscal year ending March 31, 2013
☐FOR the ratification of Mah & Associates, LLP. ☐AGAINST the ratification of Mah & Associates, LLP. ☐ABSTAIN

3.	OTHER BUSINESS. To consider and act upon such other business as may properly come before the Annual Meeting.

Exhibits:

1.	Form 10K for the year ended March 31, 2012, filed with the SEC on June 29, 2012.